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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-14145 and 333-39309) of Toreador Royalty Corporation of our report dated March 23, 1998 appearing on page F-2 of this Annual Report on Form 10-K.




/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


Dallas, Texas
March 31, 1998